UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 1, 2015, Western Capital Resources, Inc. filed a Form 8-K reporting the July 1, 2015 completion of its acquisition of the businesses of Restorers Acquisition, Inc. (“Restorers”), J&P Park Acquisitions, Inc., and J&P Real Estate, LLC, pursuant to the Merger and Contribution Agreement entered into June 9, 2015, by and among Western Capital Resources, Inc. (“Western Capital”), WCRS Restorers Acquisition Co., a wholly owned subsidiary of Western Capital, Restorers, J&P Park Acquisitions, J&P Real Estate, and certain other parties. Prior to the July 1, 2015 acquisition, Western Capital, Restorers, J&P Park Acquisitions, and J&P Real Estate were affiliated entities under common control. As contemplated under the Merger and Contribution Agreement, the business of Restorers was acquired through a triangular merger and all of the ownership interests in J&P Park Acquisitions and J&P Real Estate were acquired through contributions of such ownership interests by their respective holders. In exchange for the foregoing, Western Capital issued to the holders of equity of Restorers, J&P Park Acquisitions and J&P Real Estate 3.5 million shares of Western Capital common stock representing approximately 37% of the total issued and outstanding common stock of Western Capital after consummation of the acquisition transaction. This Amendment No. 1 to Western Capital’s Current Report on Form 8-K amends the original Current Report on Form 8-K to file (i) the unaudited pro forma condensed combined consolidated financial statements and related notes thereto in connection with Western Capital’s acquisition of Restorers, J&P Park Acquisitions and J&P Real Estate and (ii) the audited financial statements of Restorers and J&P Park Acquisitions and subsidiary.

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

J&P Real Estate, LLC was a variable interest entity over which J&P Park Acquisition, Inc. had a primary beneficial interest and therefore had been consolidated into J&P Park Acquisitions. J&P Park Acquisitions, Inc. and Subsidiary’s audited consolidated balance sheets at December 27, 2014 and December 28, 2013, audited consolidated statements of income, net worth and cash flows for the years then ended, and the notes related thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

Restorers Acquisitions, Inc.’s audited consolidated balance sheets at December 31, 2014 and 2013, audited statements of operations, stockholders’ equity and cash flows for the years then ended, and the notes related thereto, are filed as Exhibit 99.2 hereto and incorporated herein by reference.

(b)   Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated financial statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements, which management believes are reasonable, and are filed as Exhibit 99.3 hereto and are incorporated in this report by reference. The unaudited pro forma condensed combined consolidated balance sheet represents the consolidated financial position of Western Capital, Restorers J&P Park Acquisitions and J&P Real Estate as of June 30, 2015 as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition of Restorers, J&P Park Acquisitions and J&P Real Estate as if it had been consummated on January 1, 2014, the latter of the beginning of the earliest pro forma period presented and the date of common control. These unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with the audited historical consolidated financial statements and related notes of J&P Park Acquisitions, Inc., and Subsidiary and with the audited historical financial statements and related notes of Restorers, each of which are included in this report.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 includes the results of operations of Restorers and J&P Park Acquisitions and subsidiary for the six months ended June 30, 2015 and June 27, 2015, respectively, which results have been derived from the unaudited internal financial records of Restorers, J&P Park Acquisitions and subsidiary. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2014 include Restorers’ audited statement of operations for the year ended December 31, 2014 and J&P Park Acquisition’s and subsidiary’s audited consolidated statement of income for the year ended December 27, 2014. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2015 includes Restorers’ condensed balance sheet as of June 30, 2015 and J&P Park Acquisition’s and subsidiary’s condensed consolidated balance sheet as of June 27, 2015, which have been derived from unaudited internal financial records.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if Western Capital’s acquisition of Restorers, J&P Park Acquisitions and J&P Real Estate had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

(c)   Exhibits.

Exhibit No.	Description
99.1	Audited consolidated financial statements of J & P Park Acquisitions, Inc. (filed herewith)
99.2	Audited consolidated financial statements of Restorers Acquisition, Inc. (filed herewith)
99.3	Unaudited pro forma condensed combined consolidated financial statements (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.

Date: September 10, 2015	BY:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited consolidated financial statements of J & P Park Acquisitions, Inc. (filed herewith)
99.2	Audited consolidated financial statements of Restorers Acquisition, Inc. (filed herewith)
99.3	Unaudited pro forma condensed combined consolidated financial statements (filed herewith)